UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2020

Rhinebeck Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 454-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2020, Steven E. Howell was appointed to the Board of Directors of Rhinebeck Bancorp, Inc. (the “Company”). Mr. Howell was also appointed to the Boards of Directors of Rhinebeck Bancorp, MHC, the mutual holding company parent of the Company, and Rhinebeck Bank (the “Bank”), the Company’s wholly-owned subsidiary.

Steven E. Howell, age 59, is a certified public accountant and has been a partner with RBT CPAs, LLP, the largest CPA firm in the New York Hudson Valley, since 1987.  Mr. Howell served as a director of Hometown Bank, Hometown Bancorp MHC and Hometown Bancorp, Walden New York, from 2008 and the Chairman of the Board from 2012 until their acquisition by Wallkill Valley Federal Savings and Loan Association in 2017.  He is active in numerous civic groups including the Past Chairman of the Orange County United Way.

The Company’s Board of Directors has appointed Mr. Howell to serve until the 2023 Annual Meeting of Stockholders. Mr. Howell has been appointed to serve on the Audit Committee.

Mr. Howell is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: August 25, 2020	By: /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer